GUARANTEE

THIS GUARANTEE, dated as of _______ __, 2007 (as amended or supplemented from time to time, this “Guarantee”), made by Global Ship Lease, Inc., a Republic of the Marshall Islands Corporation (the “Guarantor”), in favor of each charterer listed on Schedule I hereto (each, a “Charterer”, and collectively, the “Charterers”) is to take effect as a deed.

W I T N E S S E T H:

WHEREAS, each Charterer is entering into individual time charter agreements on the date listed on Schedule I (as amended from time to time, each a “Charter” and collectively the “Charters”) pursuant to which a Charterer will agree to time charter the applicable vessel (the “Vessels”) owned by the relevant vessel-owning company (collectively, the “Owners”), as specified on Schedule I;

WHEREAS, each of the Owners is a wholly owned subsidiary of Guarantor; and

WHEREAS, in order to induce each Charterer to enter into its Charter with the applicable Owner, Guarantor agrees to execute this Guarantee to guarantee each Owner’s payment, performance obligations and compliance under the Charters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.

Guarantee.  Guarantor, as primary obligor and not merely as surety, irrevocably, unconditionally and absolutely hereby guarantees to each Charterer the due and punctual payment of all obligations and liabilities owing by an Owner under its Charter with a Charterer and the due performance and compliance by such Owner with all other terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the “Maximum Amount Guaranteed Obligations”).  In case of failure of an Owner to punctually pay any of the amounts or to perform and comply with any other terms, conditions and agreements required to satisfy the Maximum Amount Guaranteed Obligations, Guarantor shall cause such amounts to be punctually paid and all terms, conditions and agreements to be performed and complied on demand, by notice in writing from Charterer, as if such payment were made, and such terms, conditions and agreements were performed or complied, as applicable, by such Owner.  For the avoidance of doubt, if any extension of time is agreed to in writing between an Owner and a Charterer with respect to any payments due under a Charter, Guarantor shall have the benefit of such extension.  Guarantor also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the applicable Charterer in enforcing its rights under this Guarantee provided that such Charterer is successful in enforcing its rights hereunder.

Section 2.

Unconditional Obligations.  The obligation of Guarantor to guarantee the Maximum Amount Guaranteed Obligations set forth in  above shall be absolute and unconditional irrespective of (i) any lack of enforceability against an Owner of the applicable Charter or this Guarantee, (ii) any change of the time, manner or place of payment or any other term, condition or agreement, of the Maximum Amount Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of a Charterer to assert any claim or demand or to enforce any right or remedy against Guarantor or any Owner, (iv) any invalidity, illegality or unenforceability in whole or in part of any Charter and (v) any law, regulation or order of any jurisdiction affecting any term of the Maximum Amount Guaranteed Obligations, a charter or a Charterer’s rights with respect thereto.  Guarantor hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Maximum Amount Guaranteed Obligations.  Notwithstanding anything in this Guarantee to the contrary, Guarantor shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which an Owner is entitled.

Section 3.

Nature of Maximum Amount Guaranteed Obligations.  (a) Guarantor hereby agrees that this Guarantee is a guarantee of payment, performance and compliance and not of collection only.

(b) Any and all payments by Guarantor under the Maximum Amount Guaranteed Obligations shall be made free and clear of, and without deduction or withholding for or on account of any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law.  If Guarantor shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of a Charterer, to the extent the amount to be received from Guarantor after such withholding is less than the amount that would have been received from the applicable Owner, Guarantor shall pay to such Charterer such additional amount as shall be necessary to enable such Charterer to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.

(c) This Guarantee is and shall at all times be a continuing security and shall cover the ultimate balance of all monies payable but unpaid under this Guarantee.  Any payment made by Guarantor under this Guarantee shall reduce the Maximum Amount Guaranteed Obligations by a corresponding amount.

Section 4.

Insolvency.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the Maximum Amount Guaranteed Obligations is rescinded or must otherwise be restored or returned by a Charterer upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of an Owner or Guarantor, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to any Owner or Guarantor or any substantial part of either person’s respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guarantee or the applicable Charter.

Section 5.

Representations and Warranties of Guarantor.  Guarantor hereby represents and warrants to each Charterer that this Guarantee has been duly executed and delivered by Guarantor and constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

Section 6.

Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Guarantee may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, but only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 7.

Governing Law.  This Guarantee shall be construed, performed and enforced in accordance with the laws of England and any dispute or claim arising out of or in connection with its subject matter shall be settled in the same manner as is set forth in the applicable Charter.

Section 8.

Notices.  All notices, requests, demands and other communications under this Guarantee must be delivered in the same manner as set forth in the applicable Charter.

Section 9.

Assignment; Binding Effect.  This Guarantee shall be binding upon Guarantor and its successors, permitted assigns and legal representatives and shall inure to the benefit of each Charterer and its successors, permitted assigns and legal representatives.  This Guarantee and any rights of either party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other party (which consent may not be unreasonably withheld).  Any assignment in violation of this  shall be treated as void and having no force and effect, it being understood for the avoidance of doubt that in the event that a party shall (i) merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity and (ii) not continue as the surviving entity, then such transaction shall constitute an assignment requiring the prior written consent of the other party.

Section 10.

Termination.  This Guarantee shall terminate with no further force or effect upon the later of: (i) the complete satisfaction and fulfillment of the Maximum Amount Guaranteed Obligations or (ii) three (3) months after the termination of any Charter, but only with respect to that specific Charter.

Section 11.

No Third-Party Beneficiaries.  Nothing in this Guarantee will confer any rights or benefits upon any person or entity other than a Charterer and a successor or permitted assignee of any Charterer.

Section 12.

Negotiated Agreement.  This Guarantee has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Guarantee or be used in any respect or forum in the construction or interpretation of this Guarantee or any of its provisions.

Section 13.

Severability.  If any provision of this Guarantee is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Guarantee, including any other provision, paragraph or subparagraph and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

Section 14.

Counterparts.  This Guarantee may be executed by the parties hereto in counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, this document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

NEWCO	Executed and delivered as a deed by GLOBAL SHIP LEASE, INC., as Guarantor

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NEWCO

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Executed and delivered as a deed by CMA CGM S.A.

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Executed and delivered as a deed by S.N.C. Pacific I

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Executed and delivered as a deed by S.N.C. Pacific II

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Executed and delivered as a deed by Delmas S.A.S.

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SCHEDULE I

	Owners	Charterer	Date of Charter	Vessel
1.	Global Ship Lease 1 Limited /P>	CMA CGM S.A.		Ville d’Orion
2.	Global Ship Lease 2 Limited	CMA CGM S.A.		Ville d’Aquarius
3.	Global Ship Lease 3 Limited	CMA CGM S.A.		CMA CGM Matisse
4.	Global Ship Lease 4 Limited	CMA CGM S.A.		CMA CGM Utrillo
5.	Global Ship Lease 5 Limited	Delmas S.A.S.		MOL Rainbow
6.	Global Ship Lease 6 Limited	Delmas S.A.S.		Julie Delmas
7.	Global Ship Lease 7 Limited	Delmas S.A.S.		Kumasi
8.	Global Ship Lease 8 Limited	Delmas S.A.S.		Marie Delmas
9.	Global Ship Lease 9 Limited	CMA CGM S.A.		CMA CGM La Tour
10.	Global Ship Lease 10 Limited	CMA CGM S.A.		CMA CGM Manet
11.	GSL Alcazar Inc.	CMA CGM S.A.		CMA CGM Alcazar
12.	GSL Château d’lf Inc.	CMA CGM S.A.		CMA CGM Château d’lf
13.	Global Ship Lease 13 Limited	CMA CGM S.A.		10,960 TEU newbuilding
14.	Global Ship Lease 14 Limited	CMA CGM S.A.		CMA CGM Jamaica
15.	Global Ship Lease 15 Limited	CMA CGM S.A.		CMA CGM Sambhar
16.	Global Ship Lease 16 Limited	CMA CGM S.A.		CMA CGM America
17.	Global Ship Lease 17 Limited	CMA CGM S.A.		CMA CGM Berlioz